As filed with the Securities and Exchange Commission on January 25, 2023

Registration No. 333- 266694

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIDDLEFIELD BANC CORP.

(Exact name of Registrant as Specified in its Charter)

Ohio	6022	34-1585111
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062-0035

(440) 632-1666

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James R. Heslop, II

Chief Executive Officer

15985 East High Street

Middlefield, Ohio 44062-0035

(440) 632-1666

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for service of process)

Copy to:

Francis X. Grady, Esq.

Grady & Associates

20220 Center Ridge Road, Suite 300

Rocky River, Ohio 44116-3501

(440) 356-7255

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an “x” in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐	Exchange Act Rule 13e-4(i) (Cross-Border Tender Offer)

☐	Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)

EXPLANATORY STATEMENT: DEREGISTRATION OF UNSOLD SECURITIES

On August 9, 2022, Middlefield Banc Corp. (the “Company”) filed a registration statement on Form S-4, Registration No. 333-266694 (as amended by Amendment No. 1, filed September 20, 2022, the “Registration Statement”), with the Securities and Exchange Commission to register the issuance of the Company’s common stock, no par value per share (collectively, the “Registered Securities”), in connection with the Company’s acquisition of Liberty Bancshares, Inc.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Registered Securities that were not issued pursuant to the Registration Statement as of the date of this Post-Effective Amendment. The Company hereby terminates the effectiveness of the Registration Statement and deregisters all of the Registered Securities registered for sale but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlefield, Ohio, on January 25, 2023.

MIDDLEFIELD BANC CORP.
(Registrant)

/s/ James R. Heslop, II
By: James R. Heslop, II
Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.